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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                      ----------------------------------


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                                 JULY 9, 1999


                           LITTLE SWITZERLAND, INC.
                       --------------------------------
              (Exact name of registrant as specified in charter)


           DELAWARE                   0-19369                  66-0476514
  ------------------------     ------------------------     -----------------
(State or other jurisdiction   (Commission file number)      (IRS employer
      of incorporation)                                    identification no.)


         161-B CROWN BAY CRUISE SHIP PORT, ST. THOMAS, U.S.V.I.  00802
         -------------------------------------------------------------
              (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (340) 776-2010
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Item 5 - Other Events
---------------------

     The Nasdaq Stock Market, Inc. ("NASDAQ") has notified Little Switzerland, Inc. (the "Company") that the Company will not remain eligible for continued listing on the NASDAQ National Market System ("NMS") unless its common stock demonstrates compliance with NASDAQ's $5 million minimum public float value during the period ending October 7, 1999. Should the Company be unable to demonstrate compliance with this requirement on or before October 7, 1999, the Company will consider actions to preserve NMS listing and its current intent would be to request a hearing as permitted by applicable NASDAQ procedure. In the event that NASDAQ denies continued NMS listing following such a hearing, the Company's current intent would be to seek transfer to the NASDAQ SmallCap Market or seek listing on other markets or exchanges.

     As more fully described in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 1999, NASDAQ also has notified the Company that the Company will not remain eligible for continued listing on NMS unless its common stock demonstrates compliance with NASDAQ's $1.00 minimum bid price during the period ending September 6, 1999. There is no assurance that any actions proposed to be taken by the Company to maintain its NMS listing or listing on other markets or exchanges will be effective or that NMS listing will not cease after September 6, 1999.

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              LITTLE SWITZERLAND, INC.



Date: July 19, 1999           By: /s/ Kenneth W. Watson
                                 --------------------------------
                                 Kenneth W. Watson
                                 Acting Chief Executive Officer

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